                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1996 Fluor Executive Stock Plan of our report dated November 28, 1995, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1995, filed with the Securities and Exchange Commission.


Ernst & Young LLP

Orange County, California
December 17, 1996